United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 12, 2006

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01.	Entry into a Material Definitive Agreement

On June 12, 2006, the Board of Directors (the Board) of UTi Worldwide Inc. (the Company) adopted a Non-Employee Director Compensation Policy (the Policy). The effect of adopting the Policy on the Company’s existing non-employee director compensation practices was to increase the meeting fees for the Audit, Compensation and Nominations and Corporate Governance Committees by $500 and to revise the meeting fees for telephonic Board meetings so that they are the same as in-person meetings. The Policy also increased by $2,000 the annual retainer for the chairperson of the Nominations and Corporate Governance Committee. The foregoing summary of the Policy and the changes resulting therefrom are qualified in their entirety by reference to the full text of the Policy, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additionally, on June 12, 2006 the Board adopted amendments revising its Amended and Restated Non-Employee Director Share Incentive Plan (the Plan). The amendments to the Plan changed the numerator used to determine the Initial Award Amount and the Automatic Award, as defined by sections 5(c) and 5(d) of the Plan, respectively, from $65,000 to $75,000. The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

A copy of the Restricted Shares Award Agreement for use in connection with the Plan is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

99.1	Non-Employee Director Compensation Policy
99.2	2004 Non-Employee Director Share Incentive Plan, as amended and restated
99.3	Restricted Shares Award Agreement and Section 83(b) Election Form

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date:	June 16, 2006	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Chief Financial Officer